Exhibit 99.2

MICT Strategic Acquisition Secures Valuable Nationwide License to Enable Significant Expansion of Insurance Business in China

02/04/2021

DownloadPDF Format (opens in new window)

Following December’s revenue ramp and significant growth in January, the new acquisition paves the way for considerable broadening of product range, accelerated distribution growth and margin and revenue expansion

Montvale, N.J., Feb. 04, 2021 (GLOBE NEWSWIRE) -- MICT, Inc. (Nasdaq: MICT) (“MICT” or the “Company”) today announces the acquisition of an established Chinese insurance brokerage company and its trading subsidiary, Beijing Fucheng Insurance Brokerage Co., Ltd (“Fucheng”), which provides the Company with a nationwide license that allows it to offer insurance brokerage services for a broader range of insurance products, some of which offer a significantly higher margin. In addition, the nationwide license provides the Company with flexibility to create tailor-made insurance products that it can leverage directly to customers or through distribution partners as well as to procure better deals with both our existing and new insurance company partners.

The nationwide license acquired from Fucheng, which was acquired for approximately $5.7 million, including circa $1 million on the balance sheet, and funded through MICT’s considerable cash reserves, enables the Company to accelerate the onboarding of new agents throughout China onto its platform. It also creates the opportunity to promote its business through some of China’s biggest online portals, which will provide business-to-business-to-consumer (B2B2C) as well as business-to-consumer (B2C) channels, each with higher margins. In addition, the acquisition initiates the nationwide rollout of its mobile application, which will facilitate access to those portals’ vast customer bases, offering MICT’S full complement of insurance products.

“Our insurance platform performed better than expected in December, followed by significant acceleration in revenue growth in the month of January. The acquisition of Fucheng and its license and permissions constitute an improvement in the development and expansion of our insurance business. Through continued execution, we expect this business to continue its rapid growth shortly after the Chinese New Year holiday in late February, putting us well ahead of our expectations,” commented MICT’s CEO Darren Mercer.

About MICT

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd. (“GFHI”) and Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and wealth management services and sales of insurance products in several high-growth foreign markets, including Asia, where GFHI owns a substantial database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management market, mainly in the United States and Europe. Micronet designs, develops, manufactures, and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-Looking Statements

Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements related to revenue targets, the growth of the Chinese Insurance market and other statements that are not historical facts. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
info@mict-inc.com
(201) 225-0190